UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________

Date of Report (date of earliest event reported):     September 9, 2009

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2009, the Compensation Committee of our Board of Directors adopted amendments (the “Amendments”) to the forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement for options that were granted to our executive officers and directors under the Aware, Inc. 1996 Stock Plan and the form of Non-Qualified Stock Option Agreement for options that were granted to our executive officers and directors under the Aware, Inc. 2001 Nonqualified Stock Plan.  The Amendments extend the time period during which an executive officer or director of Aware can exercise his or her option following termination of his or her services to Aware.  The above description is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS

Number	Title

10.1
Form of Amendments to Incentive Stock Option Agreement and Nonqualified Stock Option Agreement for Executive Officers and Directors under the Aware, Inc. 1996 Stock Option Plan and Nonqualified Stock Option Agreement for Executive Officer and Directors under the Aware, Inc. 2001 Nonqualified Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: September 15, 2009	By: /s/ Michael A. Tzannes
Michael A. Tzannes
Chairman & Chief Executive Officer

EXHIBIT INDEX

Number	Title

10.1
Form of Amendments to Incentive Stock Option Agreement and Nonqualified Stock Option Agreement for Executive Officers and Directors under the Aware, Inc. 1996 Stock Option Plan and Nonqualified Stock Option Agreement for Executive Officer and Directors under the Aware, Inc. 2001 Nonqualified Stock Plan